UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): March 1, 2017

CDK Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-36486	46-5743146
(Commission File Number)	(I.R.S. Employer Identification Number)

1950 Hassell Road, Hoffman Estates, IL 60169
(Registrant's telephone number, including area code)

(847) 397-1700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2017, Malcolm Thorne tendered his resignation as Executive Vice President, Global Chief Strategy Officer of CDK Global, Inc. (the “Company”), to be effective as of April 15, 2017. To facilitate the Company’s executive officer transition, Mr. Thorne will remain an employee of the Company through June 30, 2017, and will receive continued payment of his current base salary at the annual rate of $400,000. Subject to his continued employment with the Company through June 30, 2017, Mr. Thorne will be eligible to receive the bonus that would be paid to him under the Company’s bonus program for its fiscal year ending June 30, 2017, to the extent earned. Mr. Thorne’s outstanding equity-based compensation awards will continue to vest during his continued employment in accordance with their terms.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2017	CDK Global, Inc.

	By:	/s/ ALFRED A. NIETZEL
Alfred A. Nietzel
Executive Vice President, Chief Financial Officer